SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
June 5, 2014

ALLIANCE DATA SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-15749	31-1429215
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7500 DALLAS PARKWAY, SUITE 700
PLANO, TEXAS 75024
(Address and Zip Code of Principal Executive Offices)

(214) 494-3000
(Registrant’s Telephone Number, including Area Code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 5, 2014, Alliance Data Systems Corporation's annual meeting of stockholders was held at the Company’s corporate headquarters at 7500 Dallas Parkway, Suite 700, Plano, Texas 75024.  A total of  48,948,006 shares of the Company’s common stock were present or represented by proxy at the annual meeting, representing approximately 86.70%* of the Company’s shares outstanding as of April 7, 2014, the record date set for the annual meeting (the “Record Date”). The matters voted on at the annual meeting and the results for each matter were as follows:

(a) Each of Bruce K. Anderson, Roger H. Ballou, Lawrence M. Benveniste, D. Keith Cobb, E. Linn Draper, Jr. and Kenneth R. Jensen was re-elected as a director of the Company to serve until the 2015 annual meeting of stockholders.

Bruce K. Anderson

44,819,655	For
1,410,030	Against
145,782	Abstain
2,572,539	Broker Non-Votes

Roger H. Ballou

44,013,833	For
1,974,709	Against
386,925	Abstain
2,572,539	Broker Non-Votes

Lawrence M. Benveniste

45,625,839	For
603,828	Against
145,800	Abstain
2,572,539	Broker Non-Votes

D. Keith Cobb

45,526,855	For
702,842	Against
145,770	Abstain
2,572,539	Broker Non-Votes

*The percentage of votes for each matter was calculated based upon 56,459,462 shares of common stock outstanding as of the Record Date.  The Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 21, 2014 reported 56,234,462 shares outstanding.  The difference of 225,000 shares represents the number of shares repurchased by the Company pursuant to the stock repurchase plan approved by the Company’s board of directors that had not settled as of the Record Date.

E. Linn Draper, Jr.

45,810,669	For
419,083	Against
145,715	Abstain
2,572,539	Broker Non-Votes

Kenneth R. Jensen

44,902,297	For
1,086,419	Against
386,751	Abstain
2,572,539	Broker Non-Votes

(b) Executive compensation was approved, on an advisory basis, by the Company’s stockholders.

44,980,601	For
1,223,592	Against
171,274	Abstain
2,572,539	Broker Non-Votes

(c) The selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2014 was ratified by the Company’s stockholders.

48,371,375	For
430,439	Against
146,192	Abstain
0	Broker Non-Votes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

Date: June 6, 2014	By:	/s/ Charles L. Horn
Charles L. Horn
Executive Vice President and
Chief Financial Officer